SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


              DATE OF EARLIEST REPORTED EVENT - SEPTEMBER 22, 1999
         (THIS CURRENT REPORT AMENDS SEC FORM 8-K FILED OCTOBER 7, 1999)



                                 TELEMETRIX INC.
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)






           Delaware                     0-14724               59-3453156
 ------------------------------       -----------         ---------------------
(State or other jurisdiction of      (Commission         (IRS Employer
 incorporation or organization)       File Number)        Identification Number)



                        c/o Michael L. Glaser, Secretary
                       633 Seventeenth Street, Suite 2700
                             Denver, Colorado 80202
               ---------------------------------------------------
              (Address of Registrant's principal executive offices)


                                 (303) 292-1200
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                                 (303) 292-1300
               --------------------------------------------------
              (Registrant's facsimile number, including area code)

ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

BDO Dunwoody, LLP ("BDO Dunwoody") whose address is 200 Bay Street, Toronto, Ontario, Canada M5J 2J8, audited the financial statements for the year ended 12/31/98 for Registrant's subsidiary, Telemetrix Resource Group, Inc., a Colorado corporation, (now known as Telemetrix Solutions Inc.).

BDO Dunwoody also audited the financial statements for the year ended 12/31/98 for Telemetrix Resource Group Ltd., a Nova Scotia, (Canada) corporation, another subsidiary of Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Registrant  files  the  following  financial   statements  for  the  transaction
described in Item 2 of Registrant's current report on SEC Form 8-K filed October 7, 1999:

(a) Financial statements of businesses acquired.

     (i) Financial Statements for the year ended December 31, 1998 for Registrant's subsidiary, Telemetrix Resource Group, Inc., a Colorado corporation (now known as Telemetrix Solutions Inc.).

     (ii) Financial Statements for the years ended December 31, 1998 and 1997 for Registrant's subsidiary, Telemetrix Resource Group Ltd., a Nova Scotia, (Canada) corporation.

     (iii)Financial  Statements  for the years ended  December 31, 1998 and 1997
          for  Registrant's   subsidiary,   Tracy  Corporation  II,  a  Nebraska
          corporation doing business as Western Total Communications.

(b) Pro forma financial information.

     (i)  Registrant's   Unaudited   Pro-Forma   Condensed  Combining  Financial
          Statements as at December 31, 1998.

Registrant's SEC Form 10-QSB filed November 19, 1999 reports the results of operations since the reorganization described in Registrant's Current Reports on SEC Form 8-K filed April 14, 1999 and October 7, 1999.

 (c)     Exhibits.

         (99.1)     List of Registrant's Subsidiaries

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEMETRIX INC., a Delaware corporation                November 22, 1999


By:  /s/ Michael L. Glaser
     ---------------------------------------------
         Michael L. Glaser, Secretary

                          INDEX TO FINANCIAL STATEMENTS




TELEMETRIX INC. PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
      Introduction.......................................................... F-2
      Pro Forma Condensed Combining Balance Sheets.......................... F-3
      Pro Forma Condensed Combining Statement of Operations................. F-4
      Notes to Pro Forma Condensed Combining Balance Sheets................. F-5

TRACY CORPORATION II D/B/A WESTERN TOTAL COMMUNICATIONS
      Independent Auditor's Report.......................................... F-8
      Balance Sheets........................................................ F-9
      Statements of Income and Changes in Retained Earnings.................F-11
      Statements of Cash Flows..............................................F-12
      Notes to Financial Statements.........................................F-13

TELEMETRIX RESOURCE GROUP, INC.
      Independent Auditor's Report..........................................F-22
      Comments by Auditors for U.S. Readers on Canada-U.S.
           Reporting Difference.............................................F-23
      Balance Sheets........................................................F-24
      Statements of Operations..............................................F-25
      Statement of Shareholders Equity......................................F-26
      Statements of Cash Flows..............................................F-27
      Statement of Significant Accounting Policies .........................F-28
      Notes to Financial Statements.........................................F-29

TELEMETRIX RESOURCE GROUP LIMITED
      Independent Auditor's Report..........................................F-36
      Comments by Auditors for U.S. Readers on Canada-U.S
           Reporting Difference.............................................F-37
      Balance Sheets........................................................F-38
      Statements of Operations and Deficit..................................F-39
      Statements of Cash Flows..............................................F-40
      Statement of Significant Accounting Policies .........................F-41
      Notes to Financial Statements.........................................F-42

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

The following pro forma  condensed  combining  statements of operations  are set
forth  herein  to  give  effect  to  the  following   acquisitions  as  if  such
acquisitions had occurred as of the beginning of each period presented:

     o in January 1999, the acquisition of 100% of the shares of Telemetrix Resources Group Inc. ("TRG"), acquired Telemetrix Resource Group Limited, a Nova Scotia corporation from TRG's parent, Hartford Holdings Ltd. pursuant to a share exchange and plan of reorganization.
     o on March 22, 1999, Arnox Corporation (an in active public corporation, TRG and Tracy Corporation II d/b/a Western Total Communication ("WTC") executed a Plan of Reorganization for a "reverse takeover combination ("Combination").
     o in April 1999 Arnox acquired all the outstanding TRG common shares in exchange for 6,127,200 Arnox common shares (approximately 48%). The Company accounted for this transaction as a reverse take-over with TRG as the acquirer, since TRG's former shareholder acquired 81.5% of Arnox's shares in this transaction.
     o in September 1999 the Company issued 5,372,800 shares of common stock to WTC in exchange for all outstanding WTC stock. Through this Combination, the stockholders of WTC and TRG ("Principle Stockholders") acquired a total of 11,500,000 Arnox shares (approximately 90%) and therefor acquired control of Arnox.

After the Combination, the companies changed their names to reflect their complementary businesses:

                  -  Arnox  become  Telemetrix  Inc.
                  -  TRG  became  Telemetrix Solutions Inc.

The  Company  offers  wireless  telemetry  and   communications   technology  to
telecommunications carriers and other businesses.

The pro forma condensed combining statements of operations combines the statements of operations of the Company, WTC, and Telemetrix Resource Group Ltd (TRG Canada) for the year ended December 31, 1998.

The pro forma condensed combining balance sheet data gives effect to the acquisitions described above as if such acquisitions had occurred on December 31, 1998. The pro forma combined consolidated financial information does not reflect any potential cost savings, which may be obtained following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available. The pro forma condensed combining statements of operations is provided for illustrative purposes only and is not necessarily indicative of the combined results of operations that would have been reported had the acquisition occurred on January 1, 1998, nor does it represent a forecast of the combined future results of operations for any future period.

All information contained herein should be read in conjunction with the individual financial statements and the notes thereto of the Company and its subsidiaries contained in this Form 8-K and the notes to the Unaudited Pro Forma Condensed Combining Financial Information.


Telemetrix Inc.
Unaudited Pro - Forma Condensed Combining Financial Statements

As at December 31, 1998


Telemetrix Inc.
Pro - Forma Condensed Combining Balance Sheet

As at December 31, 1998
(in thousands)
(unaudited)

Assets                                      Telemetrix   Telemetrix   Telemetrix   Wesstern                        Pro - Forma
                                            Inc.         Solutions    Resources    Total            Pro - Forma    Combined
                                                         Inc          Group Ltd    Communications   Adjustments    Dec 31/98
                                            ----------   ----------   ----------   --------------   -----------    -----------
Current
  Cash ..................................        --           --            112          161             --              273
  Accounts receivable ...................        --           --            265           75             --              340
  Prepaid Expenses ......................        --           --             11         --               --               11
  Due from related companies ............        --              1          116         --               --              117
                                              -------      -------      -------      -------          -------        -------
                                                 --              1          504          236             --              741
                                              -------      -------      -------      -------          -------        -------
Property, plant & equip, net ............        --         19,444          756          138             --           20,338

FCC Licences ............................        --           --           --            755             --              755
Patents .................................        --           --           --             52             --               52
Construction in progress ................        --           --           --          1,180             --            1,180
Organizatonal costs .....................        --           --           --             87             --               87
In Process R&D ..........................                                                                --    4(2)     --
Goodwill & Other Intangibles ............        --           --           --           --              7,329  4[2]    7,329
                                              -------      -------      -------      -------          -------        -------
                                                 --         19,444          756        2,212            7,329         29,741
                                              -------      -------      -------      -------          -------        -------
Total Assets ............................        --         19,445        1,260        2,448            7,329         30,482
                                              =======      =======      =======      =======          =======        =======
Liabilities &
   Shareholders'Deficiency

Current
Accounts payable & Accrued ..............        --              5          580          407                             992
Current portion of Long term ............        --           --           --          1,080                           1,080
                                              -------      -------      -------      -------          -------        -------
                                                 --              5          580        1,487             --            2,072
                                              -------      -------      -------      -------          -------        -------

Obligations under capital lease .........        --           --             51         --                                51
Leasehold inducements ...................        --           --            144         --                               144
Notes payable ...........................        --           --           --          1,720             (500)4(2)     1,220
Due to related companies ................        --             93        2,169         --                             2,262
                                              -------      -------      -------      -------          -------        -------
                                                 --             93        2,364        1,720             (500)         3,677
                                              -------      -------      -------      -------          -------        -------
                                                 --             98        2,944        3,207             (500)         5,749
                                              -------      -------      -------      -------          -------        -------
Shareholders'Deficiency
Shares
  Share Capital .........................        --         25,000            1            7          (24,995)4(3)        13
  Contrib Surplus .......................          32         --           --            148           43,807 4(2)(3) 43,987
  Deficit ...............................         (32)      (5,653)      (1,685)        (914)         (10,983)       (19,267)
                                              -------      -------      -------      -------          -------        -------
                                                 --         19,347       (1,684)        (759)           7,829         24,733
                                              -------      -------      -------      -------          -------        -------
Total Liabilities & S/her's Def .........        --         19,445        1,260        2,448            7,329         30,482
                                              =======      =======      =======      =======          =======        =======


Telemetrix Inc.
Pro - Forma Condensed Combining Statement of Operations

For the Year Ended December 31, 1998
(in thousands)
(unaudited)

                                                Telemetrix   Telemetrix   Telemetrix   Wesstern                        Pro - Forma
                                                Inc.         Solutions    Resources    Total            Pro - Forma    Combined
                                                             Inc          Group Ltd    Communications   Adjustments    Dec 31/98
                                                ----------   ----------   ----------   --------------   -----------    -----------
Revenue
  Equipment sales & rental ................     --            --            --              72                                72
  Service income ..........................     --            --            --             278                               278
  Royalty income ..........................     --               1          --            --                                   1
  Fees ....................................     --            --             427          --                                 427
                                             -------       -------       -------       -------           -------         -------
                                                --               1           427           350              --               778
                                             -------       -------       -------       -------           -------         -------
Expenses
  Amortization ............................     --           5,556            79           141             1,832 4(2)      7,608
  Customer support ........................     --            --              53          --                                  53
  Development .............................     --            --             356            91                               447
  General & administrative ................       10            98           519           523                             1,150
  Operations & implementation .............     --            --             356          --                                 356
                                             -------       -------       -------       -------           -------         -------
  Sales & marketing .......................     --            --             244          --                                 244
                                             -------       -------       -------       -------           -------         -------
   Total operating expenses ...............       10         5,654         1,607           755             1,832           9,858
                                             -------       -------       -------       -------           -------         -------
Other
   Interest expense (income) ..............     --            --             142           108                               250
   Interest on capital leases .............     --            --               3          --                                   3
   Bad debts (recoveries) .................     --            --            --              14                                14
  Lease expense( income) ..................     --            --            --             (36)                              (36)
  Other expense( income) ..................     --            --             (80)            6                               (74)
  Non recurring organization costs ........                                                                5,535 4(1)      5,535
  Non recurring in process R&D ............                                                                4,530 4(2)      4,530
                                             -------       -------       -------       -------           -------         -------
     Total other ..........................     --            --              65            92            10,065          10,222
                                             -------       -------       -------       -------           -------         -------
Net loss ..................................      (10)       (5,653)       (1,245)         (497)          (11,897)        (19,302)
Opening Deficit ...........................      (22)         --            (440)         (417)              914 4(2)         35
                                             -------       -------       -------       -------           -------         -------
                                                 (32)       (5,653)       (1,685)         (914)          (10,983)        (19,267)
                                             =======       =======       =======       =======           =======         =======

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1.   Description of Business
     Telemetrix Inc. (the "Company") was recently formed through a series of corporate combinations.
     o On January 5, 1999, the acquisition of 100% of the shares of Telemetrix Resources Group Inc. ("TRG"), acquired Telemetrix Resource Group Limited, a Nova Scotia corporation from TRG's parent, Hartford Holdings Ltd. pursuant to a share exchange and plan of reorganization.
     o On March 22, 1999, Arnox Corporation (an in active public corporation, TRG and Tracy Corporation II d/b/a Western Total Communication ("WTC") executed a Plan of Reorganization for a "reverse takeover combination ("Combination").
     o On April 5, 1999 Arnox acquired all the outstanding TRG common shares in exchange for 6,127,200 Arnox common shares (approximately 48%). The Company accounted for this transaction as a reverse take-over with TRG as the acquirer, since TRG's former shareholder acquired 81.5% of Arnox's shares in this transaction.
     o On September 22, 1999 the Company issued 5,372,800 shares of common stock to WTC in exchange for all outstanding WTC stock. Through this Combination, the stockholders of WTC and TRG ("Principle Stockholders") acquired a total of 11,500,000 Arnox shares (approximately 90%) and therefor acquired control of Arnox.

After the Combination, the companies changed their names to reflect their complementary businesses:

                -  Arnox  become  Telemetrix  Inc.
                -  TRG  became  Telemetrix Solutions Inc.

The  Company  offers  wireless  telemetry  and   communications   technology  to
telecommunications carriers and other businesses.

2. The unaudited pro forma condensed combining statements of operations for Telemetrix and its subsidiaries have been prepared as if the acquisition was completed as of January 1, 1998. The unaudited pro forma combined net loss per share is based on the weighted average number of common shares of Telemetrix Common Stock outstanding during the period.

3. The financial statements of TRG Canada have been translated into US dollars using the following exchange rates. For the 1998 statement of operations Canadian dollars were translated to US dollars at the rate of $0.641 and for the December 31, 1998 balance sheet, Canadian dollars were translated to US dollars at the rate of $0.670.

4. The following pro forma adjustments are reflected in the unaudited pro forma condensed combining financial information:

(1). Reflects the legal and formation costs of $5,535,000 which have been expensed. The costs were settled in exchange for 1,067,000 shares of the company

(2) The components of the purchase price for WTC and its allocation to assets and liabilities of the company are as follows:

               Total Purchase Price of shares of WTC              $13,432,000
               Allocation of purchase price:
                     Stockholders equity of WTC                       259,000
                     In Process R&D                                (4,530,000)
Cost in excess of net assets acquired                             $ 9,161,000
                                                                   ----------
                     Amortization of excess cost over 5 years     $ 1,832,000

(3) The pro forma adjustment to record the issuance of shares of TRG and the transfer of common stock in TRG to contributed surplus are as follows:

               Common Stock Acquired                             $ 25,000,000
               Contributed Surplus                               $(24,994,000)
                                                                  -----------
               Shares of Telemetrix Inc issued                   $    (6,000)

5. The Pro Forma Condensed Consolidated Financial Information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the period presented, nor does it purport to present the future financial position and the results of operations for future periods

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                              FINANCIAL STATEMENTS
                                       and
                          INDEPENDENT AUDITOR'S REPORT

                 For the Years Ended December 31, 1998 and 1997

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                                TABLE OF CONTENTS

                                     * * * *



                                                                  Page Number

Independent Auditor's Report                                           8

Financial Statements

  Balance Sheets                                                     9 - 10

  Statements of Income and Changes in Retained Earnings                11

  Statements of Cash Flows                                             12

Notes to the Financial Statements                                   13 - 19

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Tracy Corporation II
Scottsbluff, Nebraska


We have audited the accompanying balance sheets of Tracy Corporation II as of December 31, 1998 and 1997, and the related statements of income and changes in retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financials statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracy Corporation II as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




Scottsbluff, Nebraska
May 27, 1999

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                                 BALANCE SHEETS

                           December 31, 1998 and 1997


                                                           1998           1997
                                                           ----           ----

Assets

  Current assets:
  Cash ...........................................     $  161,497     $   62,566
  Accounts receivable - trade, less
    allowance for doubtful accounts
    of $1,000 in 1998 and 1997 ...................         47,295         52,403
  Accounts receivable - other ....................         26,180         26,416
                                                       ----------     ----------

    Total current assets .........................     $  234,972     $  141,385
                                                       ----------     ----------

Property, plant and equipment:
  Land ...........................................     $   13,301     $    3,000
  Buildings and improvements .....................         13,729         12,910
  Office equipment ...............................         75,338         48,869
  Communications equipment .......................        695,016        672,756
  Vehicles .......................................         32,147         32,147
                                                       ----------     ----------

    Total property, plant and equipment ..........     $  829,531     $  769,682

    Less accumulated depreciation ................        693,298        651,571
                                                       ----------     ----------

      Total property, plant and equipment
        net of accumulated depreciation ..........     $  136,233     $  118,111
                                                       ----------     ----------

Other assets:
  Deferred patronage dividends ...................     $    2,247     $    2,191
  FCC license C & F block, net of accumulated
    amortization of $210,131 and $113,570 in
    1998 and 1997, respectively ..................        755,477        852,038
  Patent, net of accumulated amortization of
    $3,898 and $1,569 in 1998 and 1997,
    respectively .................................         52,074         24,028
  Construction in progress .......................      1,180,557        488,045
  Deposits .......................................            605        170,430
  Organizational costs ...........................         87,000           --
                                                       ----------     ----------

    Total other assets ...........................     $2,077,960     $1,536,732
                                                       ----------     ----------

Total assets .....................................     $2,449,165     $1,796,228
                                                       ==========     ==========

See accompanying independent auditor's report and notes to the financial statements.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                           BALANCE SHEETS (CONTINUED)

                           December 31, 1998 and 1997

                                                           1998           1997
                                                           ----           ----

Liabilities and Stockholder's Equity

  Current liabilities:
  Accounts payable ...............................   $   256,436    $   163,683
  Accrued interest ...............................       142,018        101,684
  Other accrued expenses .........................           597            758
  Customer deposits ..............................         8,185         10,840
  Current portion of long-term liabilities .......     1,080,328        898,786
                                                     -----------    -----------

    Total current liabilities ....................   $ 1,487,564    $ 1,175,751
                                                     -----------    -----------

Long-term liabilities:
  Notes payable (net of current portion) .........   $ 1,720,227    $   882,555
                                                     -----------    -----------

    Total long-term liabilities ..................   $ 1,720,227    $   882,555
                                                     -----------    -----------

      Total liabilities ..........................   $ 3,207,791    $ 2,058,306
                                                     -----------    -----------

Stockholder's equity:
  Capital stock-authorized 1,000 common shares,
    $10 par value; issued 652 shares .............   $     6,520    $     6,520
  Capital surplus ................................       148,500        148,500
  Retained earnings (deficit) ....................      (913,646)      (417,098)
                                                     -----------    -----------

    Total stockholder's equity ...................   $  (758,626)   $  (262,078)
                                                     -----------    -----------

Total liabilities and stockholder's equity .......   $ 2,449,165    $ 1,796,228
                                                     ===========    ===========



See accompanying independent auditor's report and notes to the financial statements.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

              STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS

                 For the Years Ended December 31, 1998 and 1997

                                                         1998           1997
                                                         ----           ----


Sales and services .............................      $ 350,702       $ 381,961
                                                      ---------       ---------

  Gross profit .................................      $ 350,702       $ 381,961
                                                      ---------       ---------

Expenses:
  Depreciation and amortization ................      $ 140,617       $ 125,862
  Research and development costs ...............         91,428          91,256
  Bad debts ....................................         14,817          11,248
  Selling, general and administrative ..........        523,055         313,059
  Interest .....................................        110,508          93,576
                                                      ---------       ---------

    Total expenses .............................      $ 880,425       $ 635,001
                                                      ---------       ---------

      Operating income (loss) ..................      $(529,723)      $(253,040)
                                                      ---------       ---------

Other income:
  Interest income ..............................      $   2,549       $    --
  Lease income .................................         14,294          16,431
  Miscellaneous income .........................         22,591          17,414
  Income (loss) on investments .................         (6,259)           --
                                                      ---------       ---------

    Total other income .........................      $  33,175       $  33,845
                                                      ---------       ---------

Net income (loss) ..............................      $(496,548)      $(219,195)

Retained earnings, beginning of year ...........       (417,098)          2,097

Distributions ..................................           --          (200,000)
                                                      ---------       ---------

Retained earnings, end of year .................      $(913,646)      $(417,098)
                                                      =========       =========

See accompanying independent auditor's report and notes to the financial statements.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1998 and 1997


                                                                 1998           1997
                                                                 ----           ----

Cash flows from operating activities:
  Net income (loss) .....................................   $  (496,548)   $  (219,195)
  Adjustments to reconcile net income to net cash flows
      provided by operating activities:
      Depreciation and amortization .....................       140,617        125,862
      (Increase) decrease in accounts receivable ........         5,344         72,553
      (Increase) decrease in deferred patronage dividends           (56)          (615)
      (Increase) decrease in other assets ...............          (175)          --
      Increase (decrease) in accounts payable ...........        92,753        151,872
      Increase (decrease) in other accrued liabilities ..          (161)            47
      Increase (decrease) in accrued interest ...........        40,334         78,282
      Increase (decrease) in customer deposits ..........        (2,655)        (2,011)
                                                            -----------    -----------

        Net cash flows provided by (used in) operating
          activities ....................................   $(220,547) $       206,795
                                                            -----------    -----------

Cash flows from investing activities:
  Cash payments for the purchase of property ............   $  (177,224)   $   (42,466)
  Cash payments for the purchase of FCC license .........          --         (122,252)
  Cash payments for investments in other organizations
    and other assets ....................................      (522,512)      (569,013)
                                                            -----------    -----------

        Net cash flows (used in) investing activities ...   $  (699,736)   $  (733,731)
                                                            -----------    -----------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt ..............   $ 1,393,000    $   788,821
  Principal payments on long-term debt ..................      (373,786)        (1,214)
  Dividends paid ........................................          --         (200,000)
                                                            -----------    -----------

        Net cash flows provided by financing activities .   $ 1,019,214    $   587,607
                                                            -----------    -----------

Net increase in cash and cash equivalents ...............   $    98,931    $    60,671

Cash and cash equivalents, beginning of year ............        62,566          1,895
                                                            -----------    -----------

Cash and cash equivalents, end of year ..................   $   161,497    $    62,566
                                                            ===========    ===========


Supplemental disclosures of cash flow information:
  Cash paid during the year for
    Interest expense ....................................   $    71,113    $    15,294


See accompanying independent auditor's report and notes to the financial statements.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                        NOTES TO THE FINANCIAL STATEMENTS

                           December 31, 1998 and 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of the Business - Tracy Corporation II (Company) is a Nebraska corporation operating for profit in Western Nebraska and Eastern Wyoming. The Company's primary sources of revenue are the sales and rental of communication pagers and monthly service charges. In the course of its business, the Company extends credit to its customers for the purchase and rental of paging equipment and the provision of service thereon. During 1996, the Company acquired 100% interest in a partnership investment. This acquisition enabled the Company to have all the rights granted in the FCC Franchise License issued for Basic Trading Area (BTA) 411, which covers much of Western Nebraska and a portion of Eastern Wyoming. This license permits the operation of Personal Communications Systems (PCS) in this designated area.

     Basisof  Accounting  - The Company  uses the accrual  basis of  accounting.
          Under the accrual basis of accounting, revenues are recognized when they are earned, and expenses are recognized when they are incurred.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Accounts Receivables - The Company provides for doubtful accounts by maintaining a provision for such amounts. This amount was $1,000 for 1998 and 1997.

     Property,  Plant and  Equipment  and  Depreciation  -  Property,  plant and equipment are stated at cost less accumulated depreciation. Expenditures for major betterments are capitalized. Maintenance and repairs are charged to operations in the year incurred. Gain or loss on sale, retirement or other disposition of property, plant and equipment is credited or charged to operations in the year sustained.

          Depreciation is provided on an accelerated basis in accordance with generally accepted accounting principles over the estimated useful lives of the respective assets using the following lives:

                  Buildings and improvements         5 - 31.5        years
                  Office equipment                   5 - 7           years
                  Communications equipment           5 - 7           years
                  Vehicles                           5               years


See accompanying independent auditor's report.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1998 and 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Intangible Assets - Intangible assets subject to amortization include patents and franchise rights. These assets are amortized on a straight-line basis using the following economic lives:

                                          Term                  Cost
                                          ----                  ----

         Patent                          15 Years         $      55,972
         FCC Franchise License           10 Years               965,608
                                                           ------------

             Total                                        $   1,021,580
                                                           ============

          Following is an analysis of activity in intangible assets for the years ended December 31, 1998 and 1997:


                                            Beginning                                 Ending
                                             Balance     Additions      Removals       Balance
          1998                              ---------    ---------      --------       -------
          ----
          Patent .......................   $   25,597   $   30,375    $    --        $   55,972
          FCC Franchise License ........      965,608         --           --           965,608
                                           ----------   ----------    ------------   ----------

            Total ......................   $  991,205   $   30,375    $    --        $1,021,580

          Accumulated
            amortization ...............      115,139       98,890         --           214,029
                                           ----------   ----------    ------------   ----------

              Net total ................   $  876,066   $  (68,515)   $    --        $  807,551
                                           ==========   ==========    ============   ==========

          1997
          ----
          Patent .......................   $   15,059   $   10,538    $    --        $   25,597
          FCC Franchise License ........      843,356      122,252         --           965,608
                                           ----------   ----------    ------------   ----------

            Total ......................   $  858,415   $  132,790    $    --        $  991,205

          Accumulated
            amortization ...............       21,418       93,721         --           115,139
                                           ----------   ----------    ------------   ----------

              Net total ................   $  836,997   $   39,069    $    --        $  876,066
                                           ==========   ==========    ============   ==========

See accompanying independent auditor's report.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1998 and 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Research and Development Costs - Company sponsored research and development expenses related to present and future products are expensed as incurred. Research and development costs determined in accordance with FASB Statement No. 2, "Accounting for Research and Development Costs", were $91,428 and $91,256 for the years ended December 31, 1998 and 1997, respectively.

     Income Taxes and Deferred Taxes - The Company has elected to be taxed for federal and state purposes as a Subchapter S Corporation. This election transfers the income tax liability to the stockholders of the corporation. There are no taxes for the Company in 1998 or 1997.

     Cash and Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.


NOTE 2 - CONCENTRATION OF RISK

     The Company through a partnership investment and subsequent acquisition of the entire interest, was the successful bidder for an FCC Franchise License for Wireless Communications. In order for this franchise license to be profitable, a substantial sum of capital will be required before any return on investment is realized. Start up costs will be substantial before any revenue is received. Management has estimated the time frame for realization of revenue to be up to three years from the acquisition of the franchise license.

     The Company has applications pending for patents which operate in conjunction with various types of digital communications systems and system technologies. The number of patent claims which will ultimately be granted is not known and it is not possible to place a value on the patent applications. The patents deal with systems and technologies that reduce the overall cost of consolidating and delivering data, including such things as electrical and gas meter information, security services, and vending replenishment information. The technology will be first deployed on the Company's Personal Communications Systems in Basic Trading Area 411. Upon successful deployment, the Company will license the use of the technology and equipment to other digital communications providers thoughout the world.








See accompanying independent auditor's report.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1998 and 1997



NOTE 3 - PROPERTY, PLANT AND EQUIPMENT AND ACCUMULATED DEPRECIATION

     Following is an analysis of changes in property, plant and equipment and accumulated depreciation for the years ended December 31, 1998 and 1997:

                                            Beginning                                 Ending
                                             Balance     Additions      Deletions      Balance
          1998                              ---------    ---------      ---------      -------
          ----
          1998

          Land .........................   $  3,000      $ 10,301      $   --        $ 13,301
          Buildings and
            improvements ...............     12,910           819          --          13,729
          Office equipment .............     48,869        26,469          --          75,338
          Communications
            equipment ..................    672,756        22,260          --         695,016
          Vehicles......................     32,147          --            --          32,147
                                           --------      --------      --------      --------

            Total ......................   $769,682      $ 59,849      $   --        $829,531

            Accumulated
              depreciation .............    651,571        41,727          --         693,298
                                           --------      --------      --------      --------

              Net total ................   $118,111      $ 18,122      $   --        $136,233
                                           ========      ========      ========      ========

          1997
          ----
          Land .........................   $  2,000      $  1,000      $   --        $  3,000
          Buildings and
            improvements ...............     11,549         1,361          --          12,910
          Office equipment .............     37,151        11,718          --          48,869
          Communications
            equipment ..................    644,369        28,387          --         672,756
          Vehicles .....................     32,147          --            --          32,147
                                           --------      --------      --------      --------

            Total ......................   $727,216      $ 42,466      $   --        $769,682

            Accumulated
              depreciation .............    619,430        32,141          --         651,571
                                           --------      --------      --------      --------

              Net total ................   $107,786      $ 10,325      $   --        $118,111
                                           ========      ========      ========      ========


See accompanying independent auditor's report.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1998 and 1997



NOTE 4 - UNASSERTED CLAIMS AND ASSESSMENTS

     On December 8, 1998, the Company, by board resolution, authorized the issuance of stock to two entities that had notes payable outstanding to the Company. The issuance of stock under this board resolution was completed January 2, 1999. The action revised the board resolution of December 16, 1997, authorizing the negotiation of the sale of up to thirty percent of the Company.


NOTE 5 - LONG-TERM OBLIGATIONS

Federal  Communications  Commission,  C Block - This note payable was  effective
     September  17,  1996,  for  the  principal  sum of  $773,888.  It is due in quarterly installments of approximately $55,874 beginning December 31, 2002. The installment payments include interest calculated at an annual rate of 7%. Interest up to the date of December 31, 2002, will be paid as follows: one annual interest payment on September 30, 1997, of approximately $56,128; quarterly installment interest payments of approximately $13,543 due on the last day of the month and every 90 days thereafter beginning on December 31, 1997, through and including September 30, 2002. The note is secured by the FCC License No. PBB411C.

Federal  Communications  Commission,  F Block - This note payable was  effective
     April 28, 1997, for the principal sum of $74,467. It is due in quarterly installments of approximately $2,974 beginning July 28, 1999. The installment payment includes interest calculated at an annual rate of 6.25%. Interest up to the date of July 28, 1999, will be paid in equal quarterly installments of approximately $1,163 due on July 28, 1997, and every quarter thereafter on October 28, January 28, April 28 and July 28 through and including April 28, 1999. The entire unpaid principal amount plus accrued and unpaid interest is due and payable on April 28, 2007, if not paid sooner. The note payable is secured by the FCC License No. CWB411F.

Federal  Communications  Commisssion,  F Block - This note payable was effective
     April 28, 1997, for the principal sum of $34,200. It is due in quarterly installments of approximately $1,366 beginning July 28, 1999. The installment payment includes interest calculated at an annual rate of 6.25%. Interest up to the date of July 28, 1999, will be paid in equal quarterly installments of approximately $534 due on July 28, 1997, and every quarter thereafter on October 28, January 28, April 28 and July 28 through and including April 28, 1999. The entire unpaid principal amount plus accrued and unpaid interest is due and payable on April 28, 2007, if not paid sooner. The note payable is secured by the FCC License No. CWB270F.


See accompanying independent auditor's report.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1998 and 1997



NOTE 5 - LONG-TERM OBLIGATIONS (CONTINUED)

     The annual requirements for the extinguishment of long-term liabilities for the next five years and thereafter are as follows:

                                          1998             1997
                                          ----             ----

            1998                    $     --         $    898,786
            1999                       1,080,328            5,328
            2000                         854,164           11,164
            2001                          11,879           11,879
            2002                          54,970           54,970
            2003                         190,312
            Thereafter                   608,902          799,214
                                     -----------      -----------

              Total                 $  2,800,555     $  1,781,341
                                     ===========      ===========

NOTE 6 - SUBSEQUENT EVENTS

     Tracy Corporation II has entered into agreements with TECORE, Inc. and UNISYS. These agreements are for the purchase of communications equipment to utilize the FCC Franchise License for Personal Service Communications in Basic Trading Area 411. The amount that has been obligated for the payment of the communications equipment is approximately $1,080,000 and $188,700 for the years ended December 31, 1998 and 1997, respectively

     On January 2, 1999, the Company by board resolution authorized the issuance of additional shares of stock in exchange for a portion of the outstanding debt, accrued interest and other consideration as follows:

         Hartford Holdings, Ltd. a Cayman Islands
           Corporation                                      85.35 shares
         Michael L. Glaser                                  85.35 shares
         Michael J. Tracy                                  118.30 shares

     The above issuance of stock resulted in the elimination of $557,613 in notes payable and accrued interest. In addition, $386,441 in goodwill was acquired.

     On February 19, 1999, the Company sold Federal Communications Commission, McCook F Block for $200,000. This sale is pending subject to regulatory approval. The net asset value of this asset at December 31, 1998, is $42,750.




 See accompanying independent auditor's report.

                              TRACY CORPORATION II
                              Scottsbluff, Nebraska

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1998 and 1997


NOTE 6 - SUBSEQUENT EVENTS (CONTINUED)

     An agreement entered into March 22, 1999, contemplating a corporate reorganization transaction involving the Corporation, Arnox Corporation and Telemetrix Resource Group Inc. is pending subject to various regulatory approvals. Costs incurred by the Company through December 31, 1998, relating to this reorganization were $87,000. The total cost including legal expense is estimated to be $175,000. It is contemplated that the final phase of the agreement requiring Security Exchange Commission approval will be completed after June 30, 1999.

NOTE 7 - RELATED PARTY DISCLOSURES

     The accounts receivable other of $26,180 and $26,416 as of December 31, 1998 and 1997, respectively, were due from corporations with the same ownership as Tracy Corporation II or the major stockholder. The current portion of long-term liabilities includes $75,000 and $325,000 for 1998 and 1997, respectively, that is due to Mike Tracy. These notes bear interest at the rate of 9.75% for 1998 and 7.5% on $125,000 and 9.75% on $200,000 for
     1997.

     The facility occupied by the Company in Gering, Nebraska, is being leased at $2,500 per month from the sole stockholder. The lease is month to month.

     A management fee of $20,000 per month is paid to a corporation with the same stockholder ownership. This contract is month to month and includes all employee related expense.

NOTE 8 - YEAR 2000 ISSUE

     The Year 2000 issue is the result of shortcomings in many electronic data processing systems and other equipment that may adversely affect the Company's operations as early as fiscal year 1999.

     The Company has completed an inventory of computer systems and other equipment necessary in conducting corporate operations and has procured and tested the systems that are Year 2000 compliant.

     Because of the unprecedented nature of the Year 2000 issue, its effect and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Company is or will be Year 2000 ready, that the Company's remediation efforts will be successful in whole or in part, or that parties with whom the Company does business will be Year 2000 ready.


See accompanying independent auditor's report.

                         Telemetrix Resource Group, Inc.
                          (a development stage company)

                              Financial Statements
                      For the year ended December 31, 1998
                           (in United States dollars)

                                            Telemetrix Resource Group, Inc.
                                            (a   development    stage   company)
                                            Financial  Statements  For the  year
                                            ended  December  31, 1998 (in United
                                            States dollars)









                                                                        Contents
--------------------------------------------------------------------------------

Auditors' Report                                                            22

Comments by Auditors for U.S. Readers on
  Canada U.S. Reporting Difference                                          23

Financial Statements
  Balance Sheet                                                             24
  Statement of Operations                                                   25
  Statement of Shareholder's Equity                                         26
  Statement of Cash Flows                                                   27
  Summary of Significant Accounting Policies                                28
  Notes to Financial Statements                                             29

--------------------------------------------------------------------------------

                                                                Auditors' Report

--------------------------------------------------------------------------------




To the Shareholder of
Telemetrix Resource Group, Inc.
Delaware, Colorado

We have audited the balance sheet of Telemetrix Resource Group, Inc. (a development stage company) as of December 31, 1998 and the statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.


/s/ BDO Dunwoody LLP
BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
August 19, 1999

--------------------------------------------------------------------------------

Comments by Auditors for U.S. Readers on Canada-U.S.
Reporting Difference


--------------------------------------------------------------------------------

In the United States, reporting standards for auditors require the addition of an explanatory paragraph(following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 1 to the financial statements. Our report to the shareholders dated August 19, 1999 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

/s/ BDO Dunwoody LLP
BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
August 19, 1999

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                                   Balance Sheet
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------

Assets
Current

  Due from related company (Note 2) .......................    $        166


Capital asset (Note 3) ....................................      19,444,444
                                                               ------------
                                                               $ 19,444,610
================================================================================


Liabilities and Shareholder's Equity
Current
  Accounts payable ........................................    $      5,000

  Due to related company (Note 4) .........................          92,653
                                                               ------------
                                                                     97,653
                                                               ------------


Shareholder's equity Share capital (Note 5)
      Authorized
         100,000,000 Common shares of no par value
         100,000,000 Preferred shares at $.001 par value
      Issued
        100 Common shares .................................             100

  Additional paid in capital ..............................      24,999,900

  Deficit accumulated during the development stage ........      (5,653,043)
                                                               ------------
                                                                 19,346,957
                                                               ------------
                                                               $ 19,444,610
================================================================================
On behalf of the Board:

/s/ Oz Pedde
------------------------------
Oz Pedde                                       Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                         Statement of Operations
                                                      (in United States dollars)

For the year ended December 31, 1998
--------------------------------------------------------------------------------

Revenue ..............................................              $       166
                                                                     ----------

Expenses
  Amortization .......................................                5,555,556

  Professional fees ..................................                    5,000

  Salaries ...........................................                   66,025

  Travel .............................................                   26,628
                                                                     ----------

                                                                      5,653,209
                                                                     ----------

Net loss for the year ................................              $(5,653,043)

================================================================================


The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------

                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                               Statement of Shareholder's Equity
                                                      (in United States dollars)

For the year ended December 31, 1998
--------------------------------------------------------------------------------
                                     Common         Additional         Comprehensive
                                     Shares      Paid in Capital     Deficit        Loss           Total
--------------------------------------------------------------------------------------------------------

Balance, January 1, 1998 ......   $       --     $       --     $       --      $       --      $       --


April 30, 1998
  100 Common shares issued
  for $1 per share and Tele-
  communications billing and
  information management
  software ....................            100     24,999,900           --              --        25,000,000


Comprehensive loss
  Net loss for the year .......           --             --       (5,653,043)   $ (5,653,043)     (5,653,043)

                                   -----------    -----------    -----------     -----------     -----------

Comprehensive loss ............   $        100   $ 24,999,900   $ (5,653,043)   $ (5,653,043)   $ 19,346,957

                                   ===========    ===========    ============    ===========     ===========


The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------

                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                         Statement of Cash Flows
                                                      (in United States dollars)

For the year ended December 31, 1998
--------------------------------------------------------------------------------

Cash flows from operating activities
  Net loss for the year .......................................     $(5,653,043)

  Adjustments to reconcile to net cash from operations
    Amortization of capital asset .............................       5,555,556

    Changes in assets and liabilities
      Increase in accounts payable ............................           5,000

                                                                    -----------
                                                                        (92,487)
                                                                    -----------


Cash flows from investing activities
  Advances to related company .................................            (166)
                                                                    -----------


Cash flows from financing activities
  Advances from related company ...............................          92,653
                                                                    -----------

Net increase in cash ..........................................            --


Cash, beginning of year .......................................            --

                                                                    -----------
Cash, end of year .............................................     $      --

================================================================================


The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                      Summary of Significant Accounting Policies
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------

Nature of Business                 Telemetrix    Resource   Group,   Inc.   (the
                                   "Company")  was  originally  incorporated  as
                                   Datapath Communications Corporation on May 8,
                                   1996 in the State of Colorado. The name was changed on December 16, 1997 and operations effectively began on April 30, 1998 (see Note
                                   9).

                                   The Company's primary sources of revenue are non-exclusive licensing agreements for its telecommunications billing and information management software. The software addresses the requirements of a telecommunications service provider's order fulfilment, customer care, fraud control, billing, cash remittance and accounts receivable processes.

Basis of Financial Statements These financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States.

Basis of Accounting The Company uses the accrual basis of accounting. Under the accrual basis of accounting, royalty fees revenue is recognized when they are earned, and expenses are recognized when they are incurred.

Use  of  Estimates                 The  preparation  of financial  statements in
                                   conformity with generally accepted accounting
                                   principles   requires   management   to  make
                                   estimates  and  assumptions  that  affect the
                                   reported  amounts of assets  and  liabilities
                                   and  disclosure  of  contingent   assets  and
                                   liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capital Asset Capital asset is stated at cost less accumulated amortization and is written down when a permanent impairment in the carrying value is identified.

                                   Amortization has been provided annually at rates calculated to amortize the asset over its estimated useful life as follows:

                                   Telecommunications billing and
                                   information management software - 3 years
                                                                   straight line

Impairment of Long-Lived
  Assets Management reviews assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. If deemed impaired, measurement and recording of an impairment loss is based on the fair value of the asset.

--------------------------------------------------------------------------------

                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                          Summary of Significant Accounting Policies (Continued)
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------

Income Taxes                       The Company  accounts  for income taxes under
                                   the asset and  liability  method.  Under this
                                   method,   deferred   income  tax  assets  and
                                   liabilities are recognized for the future tax
                                   consequences   attributable   to  differences
                                   between the financial reporting and tax bases
                                   of assets and  liabilities and available loss
                                   carryforwards.   A  valuation   allowance  is
                                   established to reduce deferred tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                   Notes to Financial Statements
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------
1.    Basis of Presentation

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has not, to date, realized any significant revenues, and as a result the Company has incurred operating losses and a shareholder's deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon achieving profitable operations based on the commercial viability of the Company's telecommunications billing and information management software. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

      The Company plans to minimize working capital requirements and is dependent on the continued support of its related companies. The continued support and forbearance of its related companies will be required, although this is not assured.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the company to continue as a going concern.

--------------------------------------------------------------------------------
2.    Due from Related Company

      Telemetrix Resource Group Limited                        $        166
                                                                ===========


     The amount due from the related company is non-interest bearing and due on demand. Telemetrix Resource Group Limited, a Nova Scotia corporation, is a company under common ownership.

--------------------------------------------------------------------------------

3.    Capital Asset
                                   Accumulated
                                                     Cost        Amortization

      Telecommunications billing
        and information management
        software                             $    25,000,000   $    5,555,556
                                                 -----------     ------------

      Net book value                                           $   19,444,444
                                                                 ============

--------------------------------------------------------------------------------

4.    Due to Related Company

      Telemetrix Software Factory Inc.                         $       92,653
                                                                 ============


     The amount due to the related company is non-interest bearing and due on demand. Telemetrix Software Factory Inc. is a company under common ownership.

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                   Notes to Financial Statements
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------

5.    Share Capital

      (a)  Authorized

           100,000,000 Common shares at no par value
           100,000,000 Preferred shares at par value of $.001 per share

      (b)  Changes to Issued Share Capital

           On April 30, 1998, the Company entered into an asset purchase agreement with its parent company, Hartford Holdings Ltd. ("Hartford"), a Cayman Islands corporation. Telecommunications billing and information management software recorded at $25,000,000, which is the carryover basis, was acquired by the Company in exchange for 100 shares of the Company's common stock.

--------------------------------------------------------------------------------

6.    Related Party Transactions

      Royalty fees from Telemetrix Resource Group Limited             $      166

      Salaries and travel paid by Telemetrix Software Factory Inc.        92,653


      All transactions between the related companies are recorded at their exchange amount as agreed upon by the parties.

      In June 1998, the Company entered into a five year non-exclusive licence agreement with Telemetrix Resource Group Limited, a Nova Scotia corporation (see Note 9) to use the Company's telecommunications billing and information management software in Canada and worldwide. The Company receives a monthly royalty of 1% of all fees received from services using and sublicensing the software.
--------------------------------------------------------------------------------

7.    Economic Dependence

      Currently, 100% of the Company's revenue is derived from royalty fees received from Telemetrix Resource Group Limited which became a wholly owned subsidiary effective January 2, 1999 (see Note 9).

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                   Notes to Financial Statements
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------

8.  Income Taxes

    The Company is taxable at the federal and state levels within the United States. The Company is not taxable in any other jurisdictions.

    The difference between income taxes computed at the federal statutory rate and the income tax provision reflected in the statement of operations is primarily due to a full valuation allowance against deferred tax assets at December 31, 1998, as described below.

    The net deferred tax assets (liability) consists of the following at December 31, 1998:

    Net operating loss carry forwards @ 45% tax rate          $    (2,543,869)


    Valuation allowance                                             2,543,869
                                                                -------------
                                                              $        --
                                                                =============

    The Company has provided a full valuation allowance against deferred tax assets at December 31, 1998, due to uncertainties as to the Company's ability to utilize its net operating losses. The net operating loss carryforwards in the amount of $5,653,043 expire in the year 2005.
--------------------------------------------------------------------------------

9.  Subsequent Events

    On January 2, 1999, the share exchange and plan of reorganization between the Company, the Company's parent, Hartford, and its wholly owned subsidiary, Telemetrix Resource Group Limited ("TRG"), a Nova Scotia
    corporation was completed. Hartford transferred all its issued and outstanding shares of TRG to the Company in exchange for 100 common shares of the Company's capital stock. Therefore, TRG became a wholly owned subsidiary of the Company.

    Effective April 5, 1999, the Company completed, by way of an exchange of shares a reverse take-over of Arnox Corporation ("Arnox") . Under the agreement, Arnox, an inactive public shell corporation, acquired all of the outstanding common stock of the Company in exchange for 6,127,200 shares of common stock of Arnox. Prior to the acquisition, Arnox had no operations. This transaction was equivalent to the issuance of stock of the Company for the net assets of Arnox, accompanied by a recapitalization. Arnox's assets were recorded at carryover basis and no goodwill was recorded from this transaction. Arnox's historical financial statements became those of the Company. This business reorganization was accounted for as a reverse take-over with the Company being deemed the acquirer, because this exchange of shares left the former shareholder of the Company with 81.5% of the shares of Arnox.

    Upon the business reorganization, Arnox became the legal parent and changed its name to Telemetrix Inc. ("Telemetrix") and the Company became its wholly owned subsidiary.

    Upon receipt of regulatory approval from the Federal Communications Commission, Telemetrix will issue 5,372,800 shares of common stock to Tracy Corporation II d/b/a Western Total Communications ("Tracy II") in exchange for all of the outstanding stock of Tracy II. This transaction will be accounted for as an acquisition of Tracy II at fair value. Upon completion of this transaction, the Company's and Tracy II's former shareholders will own 53.5% and 32.1% respectively of Telemetrix.

    On June 29, 1999, the Company changed its name to Telemetrix Solutions Inc.

--------------------------------------------------------------------------------
                                                 Telemetrix Resource Group, Inc.
                                                   (a development stage company)
                                                   Notes to Financial Statements
                                                      (in United States dollars)

December 31, 1998
--------------------------------------------------------------------------------

10.   Recently Issued Accounting Standards

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the fair values of those derivatives would be accounted for in current earnings unless specific hedge criteria are met. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value of cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company is currently determining the additional disclosures and accounting treatments, if any, that may be required under this pronouncement.

      In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company does not expect that there will be any material impact as a result of SOP 98-1 on its financial statements and related disclosures.

      In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company will be required to implement SOP 98-5 for its fiscal year ended December 31, 1999. There will be no material effect on the financial statements.

                        Telemetrix Resource Group Limited

                              Financial Statements
                 For the years ended December 31, 1998 and 1997

                                       Telemetrix Resource Group
                                       Limited
                                       Financial Statements
                                       For the years ended December 31, 1998 and
                                       1997










                                                                        Contents
--------------------------------------------------------------------------------



Auditors' Report                                                         36

Comments by Auditors for U.S. Readers on
  Canada U.S. Reporting Difference                                       37

Financial Statements
  Balance Sheets                                                         38
  Statements of Operations and Deficit                                   39
  Statements of Cash Flows                                               40
  Summary of Significant Accounting Policies                             41
  Notes to Financial Statements                                          42

--------------------------------------------------------------------------------

                                                                Auditors' Report

--------------------------------------------------------------------------------



To the Shareholders of
Telemetrix Resource Group Limited

We have audited the balance sheets of Telemetrix Resource Group Limited as at December 31, 1998 and 1997 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ BDO Dunwoody LLP
BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
August 6, 1999

--------------------------------------------------------------------------------

Comments by Auditors for U.S. Readers on Canada-U.S.
Reporting Difference

--------------------------------------------------------------------------------




In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 2 to the financial statements. Our report to the shareholders dated August 6, 1999 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

/s/ BDO Dunwoody LLP
BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
August 6, 1999

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                                                                  Balance Sheets

December 31                                               1998             1997
--------------------------------------------------------------------------------

Assets
Current
  Cash ..........................................     $  173,769     $    6,719

  Accounts receivable ...........................        413,251           --

  Prepaid expenses ..............................         17,821          9,125

  Due from related companies (Note 3) ...........        181,848           --
                                                      ----------     ----------


                                                         786,689         15,844


Capital assets (Note 6) .........................      1,179,947         96,992
                                                      ----------     ----------


                                                      $1,966,636     $  112,836
                                                      ==========     ==========

Liabilities and Shareholders' Deficiency
Current
  Accounts payable ..............................     $  907,322     $   67,455

  Due to related companies (Note 3) .............      3,393,881        702,832
                                                      ----------     ----------

                                                       4,301,203        770,287

Obligations under capital lease (Note 7) ........         78,819           --

Leasehold inducement (Note 8) ...................        223,833           --
                                                      ----------     ----------

                                                       4,603,855        770,287
                                                      ----------     ----------

Shareholders' deficiency
  Share capital
      Authorized
           1,000,000  Common shares
      Issued
          1 Common share ........................              1              1

  Deficit .......................................     (2,637,220)      (657,452)
                                                      ----------     ----------
                                                      (2,637,219)      (657,451)
                                                      ----------     ----------

                                                      $1,966,636     $  112,836
                                                      ==========     ==========
--------------------------------------------------------------------------------
On behalf of the Board:

/s/ Oz Pedde
---------------------------
Oz Pedde                                       Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------

                                               Telemetrix Resource Group Limited
                                            Statements of Operations and Deficit

For the year ended December 31                       1998              1997
--------------------------------------------------------------------------------

Revenues
  Fees ...................................       $   637,592        $      --

  Disbursements ..........................           101,916               --
                                                 -----------        -----------

                                                     739,508               --
                                                 -----------        -----------

Expenses
  Amortization ...........................           117,573             16,433

  Customer support .......................            79,812               --

  Development ............................           531,843               --

  General and administrative .............           775,315               --

  Interest ...............................           212,102             43,927

  Interest on capital leases .............             3,964               --

  Operational and implementation .........           634,583               --

  Sales and marketing ....................           364,084               --

  Start up costs (Note 4) ................              --              597,092
                                                 -----------        -----------

                                                   2,719,276            657,452
                                                 -----------        -----------

Net loss for the year ....................        (1,979,768)          (657,452)


Deficit, beginning of year ...............          (657,452)              --
                                                 -----------        -----------

Deficit, end of year .....................       $(2,637,220)       $  (657,452)
                                                 ===========        ===========

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------

                                               Telemetrix Resource Group Limited
                                                        Statements of Cash Flows

For the year ended December 31                                1998          1997
--------------------------------------------------------------------------------

Cash flows from operating activities
  Net loss for the year ..............................   $(1,979,768)   $  (657,452)

  Adjustments to reconcile to net cash from operations
    Amortization of capital assets ...................       117,573         16,433

    Amortization of leasehold inducement liability ...       (25,167)          --

    Changes in assets and liabilities
      Accounts receivable ............................      (413,251)          --

      Prepaid expenses ...............................        (8,696)        (9,125)

      Accounts payable ...............................       839,867         67,455
                                                         -----------    -----------

                                                          (1,469,442)      (582,689)
                                                         -----------    -----------

Cash flows from investing activities
  Advances to related companies ......................      (181,848)          --

  Purchase of capital assets .........................    (1,116,211)      (113,425)
                                                         -----------    -----------

                                                          (1,298,059)      (113,425)
                                                         -----------    -----------

Cash flows from financing activities
  Repayment of capital lease liability ...............        (5,498)          --

  Increase in leasehold inducement liability .........       249,000           --

  Increase of payable to related companies ...........     2,691,049        702,832

  Proceeds from issue of share capital ...............          --                1
                                                         -----------    -----------

                                                           2,934,551        702,833
                                                         -----------    -----------

Net increase in cash .................................       167,050          6,719


Cash, beginning of year ..............................         6,719           --
                                                         -----------    -----------

Cash, end of year ....................................   $   173,769    $     6,719
                                                         ===========    ===========


Supplemental disclosures of cash flow information
 Cash paid during the year for:
    Interest .........................................   $     3,964    $      --
                                                         -----------    -----------

Supplemental disclosure of non-cash financing
  and investing activities
    Assets acquired under capital lease ..............   $    84,317    $      --
                                                         -----------    -----------

--------------------------------------------------------------------------------

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                                      Summary of Significant Accounting Policies

December 31, 1998 and 1997
--------------------------------------------------------------------------------

These financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada, the more significant of which are outlined below. A reconciliation to accounting principles generally accepted in the United States is shown in Note 13.

Use of Estimates                   The  preparation  of the Company's  financial
                                   statements   requires   management   to  make
                                   estimates  and  assumptions  that  affect the
                                   reported  amounts of assets  and  liabilities
                                   and  disclosure  of  contingent   assets  and
                                   liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capital Assets                     Capital  assets  are  recorded  at cost  less
                                   accumulated amortization and are written down when a permanent impairment in the carrying value is identified.

                                   Amortization has been provided on both the diminishing balance and straight-line basis at the following annual rates:

                                   Computer and billing equipment     - 30%
                                   Computer equipment held under capital
                                      lease                           - 30%
                                   Furniture and equipment            - 20%
                                   Leasehold improvements             - 10 years

Revenue Recognition                Consulting and programming  related  revenues
                                   are recognized as the services are provided.

Leased Assets                      Leases    entered    into    that    transfer
                                   substantially  all  the  benefits  and  risks
                                   associated with ownership are recorded as the
                                   acquisition   of  a  capital  asset  and  the
                                   incurrence of an obligation. The asset is amortized in a manner consistent with assets owned by the Company, and the obligation, including interest thereon, is liquidated over the term of the lease.

Foreign Currencies                 Foreign  currency  accounts are translated to
                                   Canadian dollars as follows:

                                   At the transaction date, each asset, liability, revenue or expense is translated into Canadian dollars by the use of the exchange rate in effect at that date. At the year end date, monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at that date and the resulting foreign exchange gains and losses are included in income in the current period.

Financial Instruments              It is  management's  opinion that the Company
                                   is not exposed to significant interest rate, currency or credit risks arising from its financial instruments.

                                   The Company's cash is held by one financial institution and $96,013 of the cash balance is foreign currency denominated in U.S. dollars. Included in accounts receivable and accounts payable are foreign currency denominated in U.S. dollars in the amount of $270,217 and $13,101 respectively.

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                          Summary of Significant Accounting Policies (Continued)

December 31, 1998 and 1997
--------------------------------------------------------------------------------

Income Taxes                       The Company  accounts  for income taxes under
                                   the asset and  liability  method.  Under this
                                   method,   deferred   income  tax  assets  and
                                   liabilities are recognized for the future tax
                                   consequences   attributable   to  differences
                                   between the financial reporting and tax bases
                                   of assets and  liabilities and available loss
                                   carryforwards.   A  valuation   allowance  is
                                   established to reduce deferred tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.


Impairment of Assets               Management   reviews  assets  for  impairment
                                   whenever  events or changes in  circumstances
                                   indicate that the carrying amount of an asset
                                   may  not  be  recoverable,   and,  if  deemed
                                   impaired, measurement and recording of an impairment loss is based on the fair value of the asset.

Leasehold Inducements              Leasehold  inducements  are  capitalized as a
                                   deferred liability and are amortized over the useful life of the leasehold improvement.

--------------------------------------------------------------------------------

                                               Telemetrix Resource Group Limited
                                                   Notes to Financial Statements

December 31, 1998 and 1997
--------------------------------------------------------------------------------
1.    Description of Business

      The Company was incorporated on August 15, 1996 in the Province of Nova Scotia, but effectively began operations on January 1, 1997.

      The Company's product offerings specifically address the requirements of a telecommunications service provider's order fulfilment, customer care, fraud control, billing, cash remittance and accounts receivable processes. The Company works closely with customers in defining their requirements and then designs, develops and implements user-based billing and customer care programs.
--------------------------------------------------------------------------------

2.    Basis of Presentation

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has not, to date, realized any significant revenues, and as a result, the Company has incurred operating losses, has a deficit working capital, has negative cash flows from operations and a shareholders' deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and on financing provided by related parties. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.
--------------------------------------------------------------------------------

3.    Due from Related Companies
                                                             1998         1997
                                                        ----------    ---------

      Mondetta Telecommunications Inc. ("Mondetta")    $    70,099   $    --

      Web CCB Systems Inc. ("WEB")                          45,000        --

      Telemetrix Software Factory Inc.                      66,749        --
                                                        ----------    ---------

                                                       $   181,848   $    --
                                                        ==========    =========

      Due to Related Companies

      Hartford Holdings Ltd.                           $ 3,092,842   $  702,832

      The Becker Group of Companies Inc. ("BGC")           300,784          -

      Telemetrix Resource Group, Inc. ("TRG")                  255          -
                                                        ----------    ---------

                                                       $ 3,393,881   $  702,832
                                                        ==========    =========

      The amounts due from related companies are non-interest bearing and due on demand. The amounts due to related companies are due on demand bearing interest at US prime except amount due to TRG which is non-interest bearing and due on demand. Hartford Holdings Ltd. is the Parent of the Company, WEB, BGC, TRG and Telemetrix Software Factory Inc. Mondetta is controlled by a person related to the shareholder of Hartford Holdings Ltd.

      Included in accounts receivable is the amount of $389,000 owing from Telehub Communications Corporation, where the substantial shareholder is Hartford Holdings Ltd. Included in accounts payable is interest in the amount of $256,029 (1998 - $43,927) due to related companies. Royalty fees in the amount of $255 are included in general and administrative expenses.

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                                                   Notes to Financial Statements

December 31, 1998 and 1997
--------------------------------------------------------------------------------

4.    Related Party Transactions

                                                               1998      1997

      Purchases of capital assets from BGC                 $ 161,000   $  --

      Purchases of net leasehold improvements from BGC        22,000      --

      Net cash advances to BGC                                10,000      --

      Cash advances to WEB                                    45,000      --

      Payment of rent to Northern Cablevision Ltd. ("NCL")   137,000      --

      Royalty fees paid to TRG                                   255      --

      Sales to Telehub Communications Corporation            612,000      --


      All transactions between the related companies are recorded at their exchange amount as agreed upon by the parties.

      In June 1998, the Company entered into a five year non-exclusive license agreement with Telemetrix Resource Group, Inc. ("TRG"), a Colorado corporation (see Note 10), to use TRG's telecommunications billing and information management software in Canada and worldwide. The Company pays a monthly royalty of 1% of all fees received from services using and sublicensing the software.

      In 1997 the start up costs were funded by Hartford Holdings Ltd. on behalf of the Company.

      Northern Cablevision Ltd. is controlled by a person related to the shareholder of Hartford Holdings Ltd.
--------------------------------------------------------------------------------

5.    Economic Dependence

      Approximately 96% of the Company's sales and 94% of accounts receivable is derived from Telehub Communications Corporation.
--------------------------------------------------------------------------------

6.    Capital Assets

                                                                          1998                      1997
                                                     ------------------------- -------------------------
                                                                  Accumulated               Accumulated
                                                         Cost     Amortization     Cost     Amortization

     Computer and billing equipment ..............   $  799,528   $   74,369   $  101,808   $   15,271
     Computer equipment held
       under capital lease .......................       84,317       12,648         --           --

     Furniture and equipment .....................      160,724       18,164       11,617        1,162

     Leasehold improvements ......................      269,383       28,824         --           --
                                                     ----------   ----------   ----------   ----------

                                                     $1,313,952   $  134,005   $  113,425  $    16,433
                                                     ----------   ----------   ----------   ----------

     Net book value ..............................                $1,179,947               $    96,992
                                                                  ----------                ----------

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                                                   Notes to Financial Statements

December 31, 1998 and 1997
--------------------------------------------------------------------------------

7.    Commitments

     (a) The principal repayments on the capital leases (see note 4) are as follows:

          1999     -        $43,400
          2000     -         24,300
          2001     -         11,100

     (b) The Company entered into a lease for shared office space with NCL during the year which has committed the Company to an annual rental payment of approximately $228,000. The effective term of the lease is from June 1, 1998 to May 31, 2008.
--------------------------------------------------------------------------------

8.    Leasehold Inducement
                                                      1998           1997

      Leasehold inducement                   $       249,000     $     --

      Accumulated amortization                        25,167           --
                                                  ----------       ----------

                                             $       223,833     $     --
                                                  ==========       ==========

      During the year the Company received an inducement from NCL to subsidize leasehold improvement expenditures. The inducement has been capitalized as a deferred liability and will be amortized over the same 10 year useful life as the leasehold improvements. Approximately $25,000 in amortization of the inducement has been recognized as a reduction of general and administrative expense during the year.
--------------------------------------------------------------------------------

9.    Income Taxes

      The Company is taxable at the federal and provincial levels within Canada. The Company is not taxable in any other jurisdictions.

      The difference between income taxes computed at the federal statutory rate and the income tax provision reflected in the statement of operations is primarily due to a full valuation allowance against deferred tax assets at December 31, 1998 and 1997, as described below.

      The net deferred tax assets (liability) consists of the following at December 31, 1998 and 1997:

                                                            1998         1997
                                                       -----------   ----------
      Net operating loss carry forwards
           @ 45% tax rate                             $ (1,186,749) $  (295,853)
                                                       -----------   ----------
      Valuation allowance                                1,186,749      295,853
                                                       -----------   ----------
                                                      $      --     $      --
                                                       -----------   ----------

    The Company has provided a full valuation allowance against deferred tax assets at December 31, 1998 and 1997, due to uncertainties as to the Company's ability to utilize its net operating losses. The net operating loss carryforwards in the amounts of $657,452 and $1,979,768 expire in the years 2004 and 2005 respectively.

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                                                   Notes to Financial Statements

December 31, 1998 and 1997
--------------------------------------------------------------------------------

10.  Subsequent Event

     On January 2, 1999, the Company's shareholder exchanged shares with Telemetrix Resource Group , Inc., (TRG) a Colorado corporation. Therefore, the Company became a wholly owned subsidiary of TRG, a Colorado corporation.
--------------------------------------------------------------------------------

11.  Segmented Information

     The Company's consulting and programming services are provided primarily to clients in the U.S. As Canadian operations are not yet significant, the Company has determined that it operates in one segment.

     The following table presents information related to the Company by geographic area:
                                                 Canada           United States
                                               ----------         -------------

      For the year ended December 31, 1998

      Revenue                                 $     --           $      739,508

      Operating loss                                --               (1,979,768)

      Assets                                    1,966,636                --
                                               ----------          ------------

      For the year ended December 31, 1997

      Revenue                                 $     --           $       --

      Operating loss                                --                 (657,452)

      Assets                                      112,836                --
                                               ----------          ------------
--------------------------------------------------------------------------------
     12.      Uncertainty Due to the Year 2000 Issue

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000.

     If the Year 2000 Issue is not addressed by the Company and its major customers, suppliers and other third party business associates, the impact on the Company's operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

--------------------------------------------------------------------------------
                                               Telemetrix Resource Group Limited
                                                   Notes to Financial Statements

December 31, 1998 and 1997
--------------------------------------------------------------------------------

13. Reconciliation of Results Reported in Accordance with Generally Accepted Accounting Principles
        (GAAP) in Canada with United States ("U.S.") GAAP

      There are no significant adjustments required to give effect to the differences between United States GAAP and Canadian GAAP which is the basis of presentation of the financial statements of the Company.

      Recent Accounting Pronouncements

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the fair values of those derivatives would be accounted for in current earnings unless specific hedge criteria are met. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value of cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company is currently determining the additional disclosures and accounting treatments, if any, that may be required under this pronouncement. In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related disclosures. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company will be required to implement SOP 98-5 for its fiscal year ended December 31, 1999.

                                  EXHIBIT TABLE

         .........                  Exhibit                   Page #
                                    -------                   ------

         .........                  99.1